                                                                   Exhibit 10.14

                                             Model Agreement for Card Acceptance


                           CARD ACCEPTANCE AGREEMENT
                           -------------------------


This Card Acceptance Agreement (the "Agreement") is made this __ day of _________by and between:

     - [Euronet Services _____], a company limited by shares whose offices are at ________________("Euronet"); and

     - [Bank], a financial institution whose offices are at ___________("Bank").

(Euronet and Bank are sometimes collectively referred to herein as the "Parties".)

                                 INTRODUCTION
                                 ------------

Euronet owns and operates a network of ATM's ("Euronet ATMs") in Hungary and Poland and intends establish a network of ATMs in __________ (the "Network" or the "Euronet Network")

Bank wishes for holders of its cards, including proprietary and association debit and credit cards ("Bank Cards") to be able to effect ATM transactions on the Euronet Network;

In consideration of the above premises, the Parties have agreed to the terms and conditions provided in this Agreement.


1.   SCOPE OF THIS AGREEMENT.

Under the terms of this Agreement, Euronet will provide access to holders of Bank Cards ("Bank Cardholders") to the ATM services provided by the Euronet Network.

2.   DOCUMENTS COMPRISING THIS AGREEMENT.

This Agreement consists of:

     1.   The Card Acceptance Terms attached as Part I;

     2.   The Cash Supply Terms attached as Part II (the "Cash Supply Terms");

     3. The General Terms and Conditions attached as Part III (the "General Terms and Conditions"); and

     4.   The Fee Schedule attached as Part IV (the "Fee Schedule").

3.   EXCLUSIVITY

During the term of this Agreement, Euronet shall be the exclusive provider to Bank of ATM services of the type provided by Euronet herein.

In Witness Whereof, this Card Acceptance Agreement has been executed by duly authorized representatives of the Parties as of the date indicated above.

Euronet Services Inc.


By:
   --------------------

Bank


By:
   --------------------

                                    PART I

                             CARD ACCEPTANCE TERMS
                             ---------------------


The following terms and conditions shall apply with respect to the acceptance of Bank Cards over the Euronet Network.

1.1      Card Acceptance

During the term of this Agreement, ATMs in the Euronet Network will accept Bank Cards, such that Bank Cardholders will be able to make cash withdrawals and such other transactions as may be available on the Euronet Network, in each case as authorized by Bank. The maximum amount of each cash withdrawal will be __________, unless otherwise agreed in writing by Euronet and Bank.

1.2.     No Surcharge

Bank shall not impose upon its cardholders any additional fees for their use of Euronet ATMs. The fees charged by Bank to its cardholders for use of the Euronet ATMs shall be the same as those, if any, charged for the use of other Bank ATMs.

1.3      Obligations of Bank

1.3.1 Transaction Fees. Bank will pay Euronet a fee for each transaction made by Bank cardholders on the Euronet Network in accordance with the schedule set forth in Section 4.1 of the Fee Schedule.

1.3.2 Cash Supply. Bank shall supply cash to the Euronet Network as necessary to fund transactions by Bank cardholders. Terms regarding such cash supply are set forth in the Cash Supply Schedule.

1.4      Technical Connection between Host Computers

1.4.1 Nature of Connection. The connection between Bank and the Euronet Network will be a host-to-host online financial transaction interface. Bank acknowledges that it will need an IFS module to establish this connection. Bank will bear the cost of such module.

1.4.2 Establishment of Connection. Euronet agrees to establish the necessary technical connection between its network and the Bank Host Computer for authorization of transactions on the Euronet Network and implement the start up tests within [60] banking days from the dated signature of this Agreement. Euronet will not be held accountable for failure to meet this time frame resulting from delays caused by malfunction of Bank card account management system, the lack of support or cooperation from Bank staff or other reasons beyond the control of Bank.

1.4.3 Technical Specifications. The Parties agree that the technical specifications for the authorization procedure, and the agreed hardware and software description of the interface to Bank are defined in the Euronet Operating Rules referred to in Section 1.5.1 below.

1.4.4. Pilot Operation. Cards issued by Bank shall be accepted by the Network only upon the completion and appropriate documentation of a pilot operation and certification period not to exceed three banking days. Cards issued by Bank shall be accepted by the Euronet Network only upon the completion of a full certification procedure. This procedure will test all on-line transactions between the systems. A certification protocol will be prepared upon completion of the certification tests.

1.5.     General Technical Conditions Regarding the Euronet Network

1.5.1 Euronet has established certain rules and regulations (the "Euronet Operating Rules") regarding the operation of the Euronet Network which are applicable to all members of the Euronet Network. Bank acknowledges receipt of the Euronet Operating Rules and agrees to comply with the obligations applicable to it under such rules. Euronet reserves the right to make revisions to the Euronet Operating Rules in response to technical or other changes made to the Euronet Network. Notice of such revisions will be given in writing to Bank and such revisions will be applicable thirty days after receipt of such notice.

1.5.2 The Euronet Network, including its computer, data processing and the data transmission systems shall meet all security requirements established by Bank.

1.5.3 Euronet shall provide to Bank, at Euronet's cost, a complete set of documentation regarding the technical requirements for Bank system to properly interface with the Euronet system.

1.5.4 All reports and other data necessary for the operation of the Network shall be provided via electronic transmission between Bank and Euronet. If Bank cannot receive the electronically transferred data, the data will be supplied in such a manner as Bank chooses and at Bank's sole expense.

1.5.5 The handling and delivery of captured Bank cards by the ATMs will be subject to fees payable by Bank as provided in Section 4.1.2 of the Fee Schedule Captured cards will be collected by the CIT Company when it fills machines with cash. Euronet will process the captured card and return it to Bank within ten business days. If Bank requires delivery of a captured card in less than the above stated period, then Bank shall bear any additional cost for the accelerated delivery.

1.6      _________ Sponsorship.

1.6.1 As promptly as possible after the execution of this Agreement, Bank shall file with _____________ an application to sponsor Euronet as an acquirer of transactions in the ___________ on cards issued or logo'd by _______. Bank and Euronet shall take all steps necessary to achieve acceptance by _______ of such application as quickly as possible after the execution hereof.

                                [END OF PART I]

                                    PART II

                               CASH SUPPLY TERMS
                               -----------------


The following terms and conditions shall apply with respect to the supply of cash to Euronet and Bank ATMs

2.1      Cash Supply to the Euronet Network

2.1.1. General. Upon connection to the Euronet Network, Bank will be responsible for supplying sufficient quantities of ATM quality cash to Euronet ATMs to cover cash usage of Bank card holders. The amount of cash to be supplied shall be determined by the ratio between transactions of Bank cardholders and transaction of cardholders of other banks which are participants in the Euronet Network. The cash supplied by Bank shall remain the sole property of Bank until it is withdrawn by ATM customers.

2.1.2 Amount of Cash. The amount of cash Bank is responsible for providing will depend upon the actual demands made on the Euronet Network by Bank cardholders. The amount required will be estimated initially by Euronet and Bank at the time of the connection and then modified bi-weekly, based upon actual and estimated usage, taking into account factors such as holidays, salary pay days and projected growth in card base. Bank will be required to contribute an on-going seven day supply of cash to the Euronet ATM network. In the event, for any reason, Bank's cash inventory falls below a one day supply, Euronet reserves the right to prevent Bank's cardholders from using the network until such cash inventory is replenished to the required level.

2.1.3.   Cash Supply, Cash Security & ATM Filling Procedure.

         (a) At each End of Day, as defined hereafter, Euronet will transmit a report to Bank summarizing Bank cardholder transactions as provided in the Euronet Operating Rules.

         (b) Cash will be picked up by Euronet's Cash in Transit ("CIT") Company at a location identified by Bank. This location may be a branch of Bank, a bank, or other mutually agreed upon location. The pick-up location may be changed by Bank, provided that 24 hours notice of the change of pick-up location is provided to Euronet.

         (c) Upon pick-up of Bank's cash inventory, the CIT Company will place the cash into the ATM refill cassettes and deliver such cassettes to the appropriate ATMs as directed by Euronet. Any cash remaining in the ATM upon refilling shall be delivered back to the CIT Company's vault to be placed in the next day's refill cassettes.

         (d) The cost of the cash delivery from the cash pick up point to the to the Euronet ATMs is the responsibility of Euronet.

                               [END OF PART II]

                                   PART III

                         GENERAL TERMS AND CONDITIONS
                         ----------------------------


3.1.     Effectiveness of this Agreement

3.1.1 This Agreement shall commence upon signature by both Parties (the "Effective Date").

3.1.2 The initial term of this Agreement shall be ten years from the Effective Date. The term of this Agreement shall automatically renew and continue in full force and effect for a successive three year period, unless written notice of termination is given by either party not less than 90 days prior to the end of the initial ten year term.

3.2      Trademarks

3.2.1 Bank acknowledges that Euronet trademarks such as "Euronet", "Bank 24", "Bank Access 24" and "Euronet Network" or any other trademarks used or adopted by Euronet in the conduct of its business are the sole property of Euronet and that only Euronet or its designated licensees have the right to use such trademarks.

3.2.2. Euronet shall be entitled to place its own trademarks or logos or any other logos on any Euronet ATMs. Bank acknowledges and agrees that Euronet will have the right to place the Bank logo or another mutually agreed logo on the ATMs in the Network. Euronet hereby agrees that it will place Bank's logo on all Euronet ATMs.

3.2.3 Each Party shall have the right, during the term of this Agreement, to place the other Party's trademarks or logos on its advertising or promotional literature, provided that such trademarks or logos shall not be modified or used in any way which may damage the business reputation or image of the other Party.

3.2.4 Each Party shall use its best effort to market, promote, advertise, and inform, to its customer base and the general public, the services provided herein. Without limiting the generality of the foregoing, Bank will include Euronet ATM locations in any directories or brochures showing the location of Bank ATMs, and Bank shall notify its customers of the availability of ATM services through the Euronet Network at least twice per year in an insert in bank statements sent to Bank customer and, if there is one, in its newsletter.

3.3      Liability of Euronet

3.3.1 Euronet shall defend, indemnify and save Bank harmless from and against injuries, loss or damage to Bank's employees or property or to the person or property of third parties to the extent they are caused by the willful or grossly negligent acts or omissions of Euronet while performing its duties hereunder.

3.3.2 Except for the obligation to defend, indemnify and hold harmless provided above, Euronet's liability under this Agreement shall in no case exceed the sums paid to it by

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

         Bank for services hereunder during the 60 days immediately preceding the cause of action: provided, however that Euronet shall not be liable under any circumstances to Bank for direct or indirect damages for incidental, indirect, special or consequential damages of any kind, including lost profits, loss of use of equipment or services, cost of substitution goods or damages to business or reputation arising from the performance or non performance of any aspect of this Agreement, whether in contract or tort or otherwise. Bank has accepted the limitation of liability for damages as part of the bargain for the services provided hereunder and understands that the price of the services would be higher if Euronet were requested to bear additional liability for damages.

3.3.3 Euronet shall not be responsible for any losses sustained through the use of counterfeit cards.

3.3.4 Euronet shall not be responsible for any losses sustained through a cardholder's use of a valid card to withdraw more funds than available in the cardholder's account unless such losses are sustained due to faulty operation of a Euronet ATM or the Euronet operating system.

3.4      Liability of Bank

3.4.1 Bank shall defend, indemnify and save Euronet harmless from and against injuries, loss or damage to Euronet's employees or property or to the person of third parties to the extent they are caused by the willful or negligent acts or omissions of Bank or Bank 's agents (and all risk of loss and damage to the property caused by anyone other than Euronet while the property is in Bank's control of custody). In addition, Bank shall indemnify Euronet against all claims, loss, costs, damage, liability or expense, including reasonable attorney's fees arising out of:

               (i)    incorrect authorization of any transaction by Bank;

               (ii) the provision by Bank of data to Euronet for the purpose of authorization of a transaction containing incorrect information;

               (iii) the failure of Bank to comply, as to any transaction, with the requirements of any applicable laws; or

               (iv) the failure of Bank to comply with any of its obligations as described in this Agreement.

3.4.2 Should any proceedings be undertaken which may give rise to liability under this Agreement, Bank shall provide Euronet with prompt notice and an opportunity to participate in any such proceedings to represent its interest appropriately.

3.5.     Default and Termination

3.5.1 Either party may terminate this Agreement for default in the event of breach of an essential condition or provision by the other party if such breach continues for a period of 30 days after written notice of intention to terminate describing the default is given by the non-breaching party; provided, however, that upon termination, any sums payable shall immediately become due and payable.

3.5.2 In the event that Euronet gives notice that Bank's software or hardware is technically inadequate to support the continued operation of Euronet's entire Network at any stage of development of such Network, and Bank fails to cure such deficiency within a reasonable period after receiving notice to such effect, then Euronet shall be entitled to give notice of termination with immediate effect.

3.5.3 Upon termination of this Agreement for any reason, the Euronet Network shall be immediately disconnected from Bank's system and no further transactions may be effected on or through the Euronet Network or computer processing system. Upon termination for material default under
         Section 3.5.1, (i) Bank shall immediately pay all outstanding amounts due through the term hereof; or any extensions, as set forth in this Agreement, except when termination is due to a material breach by Euronet or force majeure, and (ii) either party may pursue any other remedies existing at law consistent with this Agreement.

3.6.     Miscellaneous

3.6.1 Confidentiality. Information and data that is considered proprietary by either party and is marked as such, which is delivered or disclosed to the other party subsequent to execution of this Agreement shall be held in confidence by the receiving party and shall be disclosed only to those of its employees or authorized representative(s) having responsibilities for its performance of this Agreement. Neither party shall be liable for the disclosure or use of such data or proprietary information which: (a) is, or becomes, publicly known, other than by breach of this Agreement; (b) is obtained by the receiving party from a third party without restriction; (c) is previously known by the receiving party; (d) is, at any time, developed by the receiving party completely independently of any disclosures hereunder; or (e) is required to be released by law. These obligations and restrictions of confidentiality shall be effective during this Agreement and for a period of one year following termination or expiration of this Agreement.

3.6.2 Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid or unenforceable, the remaining provisions of this Agreement shall be unaffected, and upon mutual agreement of the Parties the invalid or unenforceable provision shall be replaced by a provision which, being valid and enforceable, comes as close as lawfully possible to the intention of the Parties underlying the invalid or unenforceable provisions.

3.6.3 Waiver. The failure of either party to insist upon strict adherence to any material term or condition of this Agreement on any occasion shall not be considered a waiver of any right thereafter to insist upon strict adherence to that term or condition or any other material term or condition of this Agreement.

3.6.4 No Joint Venture. This Agreement is not intended by the Parties to constitute or create a joint venture, pooling arrangement, partnership, agency of formal business organization of any kind. Euronet and Bank shall be independent contractors with each other for all purposes at all times and neither party shall act as or hold itself out as agent signed by the principal, nor shall either party create or attempt to create liabilities for the other party.

3.6.5 Language. This Agreement has been made and signed in the English language. All documents, specifications, handbooks and correspondence shall be made in the English language.

3.6.6 Entire Agreement. This Agreement, together with the included Appendices listed on the face page hereof, comprises the entire and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements or understandings, whether written or oral. It does not, however, revoke or rescind any prior agreements for other services which may have been executed by the Parties. This Agreement may be modified, changed or amended only by an express written agreement signed by duty authorized representatives of both parties stating that it is an amendment. Waivers, or purported waivers, of any provision of this Agreement shall be in writing and signed by an authorized officer of both parties.

3.6.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered (i) in person, by international courrier service or by prepaid first class registered or certified mail, return receipt requested, to Euronet or Bank at the addresses set forth in the preamble to this Agreement or any other address notified to the other party as being its principal business address, or (ii) by telefax to the following telefax numbers:

               If to Euronet:  ________________;

               If to Bank: ____________________.

3.6.8 Public Relations. Once this Agreement is signed, Euronet and Bank have the right to announce the co-operative arrangement as described herein. Communications related to all announcements must be approved in writing by both parties. Fees and charges must remain confidential and cannot be disclosed by either party without written consent of both parties.

3.6.9 Dispute Resolution. Any and all disputes arising from or in connection with this agreement shall be submitted to and finally resolved by [define arbitral tribunal]. The language of the arbitration shall be English. The arbitral tribunal will consist of three arbitrators. One arbitrator shall be appointed by each of the Parties and the two arbitrators so appointed shall appoint a third arbitrator, who shall preside.

3.6.10 Assignment. Either party may, on written notice to the other, assign its rights and obligations hereunder to: (i) its Parent Corporation or an Affiliated Corporation, both terms as defined below, and (ii) a third party entity in connection with the transfer of all or substantially all of the business and assets of that party to such entity. For purposes of this Agreement, a Parent Corporation shall mean a company or entity owning over 50% of a Party and an Affiliated Corporation shall be one in which over 50% of the ownership interests are owned by a Party or by a Parent Corporation or the Parent

         Corporation of a Parent Corporation. Except as provided above in this Section, either party may assign its rights and obligations under this Agreement to a third party only upon receiving this prior written consent of the other party, which consent may be reasonably conditioned but will not be unreasonably withheld of delayed. The Parties agree that no assignments will be made unless the assignee agrees to accept in full the responsibilities and obligations of the assigning party.

3.6.11 Force Majeure. Neither party shall be liable for failure to perform its obligations under this Agreement to the extent such failure is sue to causes beyond its commercially reasonable control. In the event of a force majeure, the party involving this Section shall notify the other party in writing of the events creating the force majeure and the performance obligations of the Parties will be extended by a period of time equal to the length of the delay caused by the force majeure; provided that if any such delay exceeds one hundred twenty days (120) days, then following such one hundred twenty day period either party hereto may terminate the unperformed portions of this Agreement on ten
         (10) days prior written notice to the other party.

3.6.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of _______________, without regard to conflicts of law provisions.

                               [END OF PART III]

                                                                   Exhibit 10.14


                                    PART IV

                                 FEE SCHEDULE
                                 ------------

4.1.     Fees for use of the Euronet Network

4.1.1. Bank will pay fees for use by Bank cardholders of the Euronet Network on a "per transaction" basis depending upon the type of transaction as provided in the table below. The transaction fee will be a fixed amount, regardless of the transaction amount.

-------------------------------------------------------------------------------------------------------------
        Trans./Month            Weighted              Cash              Balance              Unsuccessful
                                Average*           Withdrawal           Inquiry
-------------------------------------------------------------------------------------------------------------
0-75,000
-------------------------------------------------------------------------------------------------------------
75,001 - 150,000
-------------------------------------------------------------------------------------------------------------
150,001 and above
-------------------------------------------------------------------------------------------------------------
*This assumes a transaction mix of 65% cash withdrawal, 20% unsuccessful and 15% balance inquiry.
-------------------------------------------------------------------------------------------------------------

4.1.2 The fee for handling and returning to Bank of a card which is recaptured at the request of Bank will be $____ plus vat.

4.1.3 Based upon the information included in reports as provided in the Euronet Operating Rules, Euronet shall issue an invoice twice per month payable to Euronet by Bank within eight banking days of issuance of the invoice.

4.1.4 Should Bank fail to make any payment when due, it shall indemnify Euronet for expenses incurred by Euronet in enforcing its rights of payment hereunder, including without limitation, costs of collection and reasonable attorney's fees, plus default interest equal to the highest rate of penalty interest permitted by the Civil Code of _____________, which interest will be due until the amounts are finally paid, computed on a daily basis.

4.1.5 All fees are fixed in USD but shall be payable in ___________at the rate of exchange prevailing at the time payment is made by Bank.

4.1.6 In consideration of Bank's _______ sponsorship, Euronet shall pay Bank the following amounts for transactions effected by _______ cardholders:

                  For international _______ cardholders:  $ ________

                  For domestic _______ cardholders: The higher of ________or
                                                    ___% of the domestic
                                                    interchange fee, as
                                                    applicable from time to
                                                    time.



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